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                 Greenfield Online, Inc. & Greenfield Consulting
                              Group, Inc. Agreement


This Agreement is effective as of the 20th day of April, 1999 (Effective Date) by and between Greenfield Online, Inc. (GFO), having a place of business at:

                             Greenfield Online, Inc.
                              274 Riverside Avenue
                               Westport, CT 06880

And Greenfield Consulting Group, Inc. (GCG), having a place of business at:

                        Greenfield Consulting Group, Inc.
                              274 Riverside Avenue
                               Westport, CT 06880

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, it is agreed as follows:

DEFINITIONS
Unless the context requires otherwise, as used herein.

Services:
Services mean those items listed in "Agreement" to be services provided by GFO for GCG and services provided by GCG to GFO.

Confidential Information:
Confidential Information means any proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, markets, marketing, finances or other business information disclosed by either party (GFO OR GCG) either directly or indirectly in writing, or orally. Confidential Information shall also include any information that should reasonably be understood by the receiving party to be confidential.

Confidentiality: As per currently signed Confidential Non-disclosure Agreement and attached hereto and made a part of this Agreement.

Non-Competition:
Neither party will utilize any aspect of this relationship to directly aid a competitor of the other party, nor solicit the employees of the other party for employment.


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AGREEMENT:

Terms of Agreement

o GFO and GCG agree to enter into a strategic partnership that will enable GFO and GCG to develop and market joint products/services for sales to new and existing clients of GFO and GCG.

o GFO agrees to give GCG rights to MindStorm and Focus Chat as well as future technological developments related to these products. In addition, GCG agrees to work with GFO to brand these products.

o GFO recruits and maintains a database for online marketing research purposes, and solely owns the complete database. The database is defined as the people/households and related information such as name, address, demographic profile, etc. in the GFO database.

o This agreement shall be interpreted under the laws of the State of Connecticut. Any dispute shall be settled by arbitration in Fairfield County, Connecticut.

o This agreement cannot be amended except by written agreement of both parties.

Responsibility of Parties

GFO and GCG will:
o Use each other as exclusive providers for any new projects and/or services that require offline qualitative research, GCG's expertise, and online research, Greenfield Online's expertise.

o Use each other as the exclusive recipient of referrals for offline qualitative (GCG) and online quantitative (GFO), respectively, to new and existing clients.

o Get each other's agreement and sign-off to any and all references to each other's products, services and capabilities cited within sales presentations and printed marketing materials, and, appropriately reference all trademarks and copyrights of each other.

o Identify the other as a Strategic Partner in all press releases and media interviews relating to this partnership or any other projects that are jointly developed in the future.

New Product/New Service Addendum's

For each specific new product and new service identified, a jointly written and agreed upon addendum to this contract will be developed specifying and including each company's respective responsibilities, rights, service description and compensation.



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TERM OF CONTRACT AND TERMINATION

Term. The term of this agreement shall be three years beginning upon date of the execution of the final agreement.

Notice of Termination. At the end the three year period, either party may notify the other of termination. Termination shall be deemed given upon delivery if personally delivered, or forty-eight (48) hours after deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested.

Effect of Termination. Upon such termination, all rights and duties of the parties toward each other shall cease except: that each party shall be obliged to pay, within sixty (60) days of the effective date of termination, all collected amounts owing to the other party for unreimbursed expenses and unpaid services.

Notices. All notices required or permitted under this Agreement shall be in writing, reference this Agreement and be deemed given: (a) when delivered personally to an authorized representative of the receiving party; (b) when delivered by e-mail where the sending party requests confirmation of receipt of e-mail; one (1) day after deposit with a commercial overnight carrier for overnight delivery, with written verification of receipt.

All communications will be sent to the following addresses:

                                   Rudy Nadilo
                                 President & CEO
                             Greenfield Online, Inc.
                              274 Riverside Avenue
                               Westport, CT 06880
                                  203-221-0411
                          rnadilo@greenfieldcentral.com

                                 Andy Greenfield
                                 President & CEO
                        Greenfield Consulting Group, Inc.
                              274 Riverside Avenue
                               Westport, CT 06880
                                  203-221-0411
                         agreenfield@greenfieldgroup.com


Attorney Fees
Should any litigation or any other formal type of dispute resolution commence between the parties hereto concerning this Agreement or the rights and duties in relation thereto, the party presiding in such litigation or dispute resolution shall be entitled, in addition to other relief as may be granted, to its reasonable attorneys' fees and court costs for such litigation or dispute resolution.



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GCG and GFO agree to first attempt to settle any disputes through the use of mediation and arbitration, and agree to submit to the rules of the American Arbitration Association when and if arbitration is necessary.

IN WITNESS HEREOF, the parties have executed this Agreement as of the date set forth under their names.


Greenfield Online, Inc.                        Greenfield Consulting Group, Inc.


By: Rudy Nadilo, Pres + CEO                    By: Andy Greenfield

Name: /s/                                      Name: /s/
     ---------------------------------------        ----------------------------

Date:             5/14/99                      Date:         May 14, 1999
     ---------------------------------------        ----------------------------



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